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                                                                    EXHIBIT 10.1

                          DATAWARE TECHNOLOGIES, INC.
                             EQUITY INCENTIVE PLAN
                           (as Amended and Restated)

     This Equity Incentive Plan (the "Plan") constitutes an amendment and restatement of the Dataware Technologies, Inc. 1993 Equity Incentive Plan, and incorporates the former Dataware Technologies, Inc. 1988 Stock Option Plan and 1993 Director Stock Option Plan (the "Merged Plans"), which have been merged into this Plan. The rights and privileges of holders of outstanding options or rights under the Merged Plans shall not be adversely affected by such merger or restatement.

Section 1.  Purpose

     The purpose of the Plan is to attract and retain key employees and directors and consultants of the Company and its Affiliates, to provide an incentive for them to achieve long-range performance goals, and to enable them to participate in the long-term growth of the Company.

Section 2.  Definitions

     "Affiliate" means any business entity in which the Company owns directly or indirectly 50% or more of the total combined voting power or has a significant financial interest as determined by the Committee.

     "Award" means any Option, Stock Appreciation Right, Performance Share, Restricted Stock, Stock Unit or Other Stock-Based Award awarded or granted under the Plan.

     "Board" means the Board of Directors of the Company.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor to such Code.

     "Committee" means a committee of not less than two members of the Board appointed by the Board to administer the Plan, each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934 or any successor provision, as applicable to the Company at the time ("Rule 16b-3").

     "Common Stock" or "Stock" means the Common Stock, $0.01 par value, of the Company.

     "Company" means Dataware Technologies, Inc.

     "Designated Beneficiary" means the beneficiary designated by a Participant, in a manner determined by the Committee, to receive amounts due or exercise rights of the Participant in the
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event of the Participant's death. In the absence of an effective designation by a Participant, "Designated Beneficiary" shall mean the Participant's estate.

     "Effective Date" means May 19, 1993.

     "Fair Market Value" means, with respect to Common Stock or any other property, the fair market value of such property as determined by the Committee in good faith or in the manner established by the Committee from time to time.

     "Incentive Stock Option" means an option to purchase shares of Common Stock awarded to a Participant under Section 6 that is intended to meet the requirements of Section 422 of the Code or any successor provision.

     "Nonstatutory Stock Option" means an option to purchase shares of Common Stock awarded to a Participant that is not intended to be an Incentive Stock Option.

     "Option" means an Incentive Stock Option or a Nonstatutory Stock Option.

     "Other Stock-Based Award" means an Award, other than an Option, Stock Appreciation Right, Performance Share, Restricted Stock or Stock Unit, having a Common Stock element and awarded to a Participant under Section 11.

     "Outside Director" means a member of the Board who is not an employee of the Company or any Affiliate.

     "Participant" means a person who receives an Award under the Plan.

     "Performance Cycle" or "Cycle" means the period of time selected by the Committee during which performance is measured for the purpose of determining the extent to which an award of Performance Shares has been earned.

     "Performance Shares" mean shares of Common Stock, which may be earned by the achievement of performance goals, awarded to a Participant under Section 8.

     "Reporting Person" means a person subject to Section 16 of the Securities Exchange Act of 1934 or any successor provision.

     "Restricted Period" means the period of time during which an Award may be forfeited to the Company pursuant to the terms and conditions of such Award.

     "Restricted Stock" means shares of Common Stock subject to forfeiture awarded to a Participant under Section 9.

     "Stock Appreciation Right" or "SAR" means a right to receive any excess in value of shares of Common Stock over the exercise price awarded to a Participant under Section 7.

     "Stock Unit" means an award of Common Stock or units that are valued in whole or in part by reference to, or otherwise based on, the value of Common Stock, awarded to a Participant
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under Section 10.

Section 3.  Administration

     The Plan shall be administered by the Committee, provided that the Board may in any instance perform any of the functions of the Committee. The Committee shall have authority to adopt, alter and repeal such administrative rules, guidelines and practices governing the operation of the Plan as it shall from time to time consider advisable, and to interpret the provisions of the Plan. The Committee's decisions shall be final and binding. To the extent permitted by applicable law, the Committee may delegate to one or more executive officers of the Company the power to make Awards to Participants who are not Reporting Persons and all determinations under the Plan with respect thereto, provided that the Committee shall fix the maximum amount of such Awards for all such Participants and a maximum for any one Participant.

Section 4.  Eligibility

     All employees and, in the case of Awards other than Incentive Stock Options, directors and consultants of the Company or any Affiliate, capable of contributing significantly to the successful performance of the Company, other than a person who has irrevocably elected not to be eligible, are eligible to be Participants in the Plan. Incentive Stock Options may be granted only to persons eligible to receive such Options under the Code.

Section 5.  Stock Available for Awards

     (a) Subject to adjustment under subsection (b), Awards may be made under the Plan for up to 3,500,000 shares of Common Stock. If any Award in respect of shares of Common Stock, including any grant of option originally issued under either of the Merged Plans, expires or is terminated unexercised or is forfeited, the shares subject to such Award, to the extent of such expiration, termination or forfeiture, shall again be available for award under the Plan. Common Stock issued through the assumption or substitution of outstanding grants from an acquired company shall not reduce the shares available for Awards under the Plan. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

     (b) In the event that the Committee determines that any stock dividend, extraordinary cash dividend, creation of a class of equity securities, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, exchange of shares, warrants or rights offering to purchase Common Stock at a price substantially below fair market value, or other similar transaction affects the Common Stock such that an adjustment is required in order to preserve the benefits or potential benefits intended to be made available under the Plan, then the Committee (subject, in the case of Incentive Stock Options, to any limitation required under the Code) shall equitably adjust any or all of (i) the number and kind of shares in respect of which Awards may be made under the Plan, (ii) the number and kind of shares subject to outstanding Awards, and (iii) the award, exercise or conversion price with respect to any of the foregoing, and if considered appropriate, the Committee may make provision for a cash payment with respect to an outstanding Award, provided that the number of shares subject to any Award shall always be
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a whole number.

Section 6.  Stock Options

     (a) Subject to the provisions of the Plan, the Committee may award Incentive Stock Options and Nonstatutory Stock Options and determine the number of shares to be covered by each Option, the option price therefor and the conditions and limitations applicable to the exercise of the Option. The terms and conditions of Incentive Stock Options shall be subject to and comply with
Section 422 of the Code or any successor provision and any regulations thereunder, and no Incentive Stock Option may be granted hereunder more than ten years after the Effective Date.

     (b) The Committee shall establish the option price at the time each Option is awarded, which price shall not be less than 100% of the Fair Market Value of the Common Stock on the date of award with respect to Incentive Stock Options. Nonstatutory Stock Options may be granted at such prices as the Committee may determine.

     (c) Each Option shall be exercisable at such times and subject to such terms and conditions as the Committee may specify in the applicable Award or thereafter. The Committee may impose such conditions with respect to the exercise of Options, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable.

     (d) No shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price therefor is received by the Company. Such payment may be made in whole or in part in cash or, to the extent permitted by the Committee at or after the award of the Option, by delivery of a note or shares of Common Stock owned by the optionee, including Restricted Stock, or by retaining shares otherwise issuable pursuant to the Option, in each case valued at their Fair Market Value on the date of delivery or retention, or such other lawful consideration as the Committee may determine.

     (e) The Committee may provide that, subject to such conditions as it considers appropriate, upon the delivery or retention of shares to the Company in payment of an Option, the Participant automatically be awarded an Option for up to the number of shares so delivered.

Section 7.  Stock Appreciation Rights

     (a) Subject to the provisions of the Plan, the Committee may award SARs in tandem with an Option (at or after the award of the Option), or alone and unrelated to an Option. SARs in tandem with an Option shall terminate to the extent that the related Option is exercised, and the related Option shall terminate to the extent that the tandem SARs are exercised. SARs granted in tandem with Options shall have an exercise price not less than the exercise price of the related Option. SARs granted alone and unrelated to an Option may be granted at such exercise prices as the Committee may determine.

     (b) An SAR related to an Option, which SAR can only be exercised upon or during limited periods following a change in control of the Company, may entitle the Participant to receive an amount based upon the highest price paid or offered for Common Stock in any transaction relating to the change in control or paid during the thirty-day period immediately
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preceding the occurrence of the change in control in any transaction reported in the stock market in which the Common Stock is normally traded.

Section 8.  Performance Shares

     (a) Subject to the provisions of the Plan, the Committee may award Performance Shares and determine the number of such shares for each Performance Cycle and the duration of each Performance Cycle. There may be more than one Performance Cycle in existence at any one time, and the duration of Performance Cycles may differ from each other. The payment value of Performance Shares shall be equal to the Fair Market Value of the Common Stock on the date the Performance Shares are earned or, in the discretion of the Committee, on the date the Committee determines that the Performance Shares have been earned.

     (b) The committee shall establish performance goals for each Cycle, for the purpose of determining the extent to which Performance Shares awarded for such Cycle are earned, on the basis of such criteria and to accomplish such objectives as the Committee may from time to time select. During any Cycle, the Committee may adjust the performance goals for such Cycle as it deems equitable in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine.

     (c) As soon as practicable after the end of a Performance Cycle, the Committee shall determine the number of Performance Shares that have been earned on the basis of performance in relation to the established performance goals. The payment values of earned Performance Shares shall be distributed to the Participant or, if the Participant has died, to the Participant's Designated Beneficiary, as soon as practicable thereafter. The Committee shall determine, at or after the time of award, whether payment values will be settled in whole or in part in cash or other property, including Common Stock or Awards.

Section 9.  Restricted Stock

     (a) Subject to the provisions of the Plan, the Committee may award shares of Restricted Stock and determine the duration of the Restricted Period during which, and the conditions under which, the shares may be forfeited to the Company and the other terms and conditions of such Awards. Shares of Restricted Stock may be issued for no cash consideration or such minimum consideration as may be required by applicable law.

     (b) Shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered, except as permitted by the Committee, during the Restricted Period. Shares of Restricted Stock shall be evidenced in such manner as the Committee may determine. Any certificates issued in respect of shares of Restricted Stock shall be registered in the name of the Participant and unless otherwise determined by the Committee, deposited by the Participant, together with a stock power endorsed in blank, with the Company. At the expiration of the Restricted Period, the Company shall deliver such certificates to the Participant or if the Participant has died, to the Participant's Designated Beneficiary.

Section 10.  Stock Units
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     (a) Subject to the provisions of the Plan, the Committee may award Stock
Units subject to such terms, restrictions, conditions, performance criteria, vesting requirements and payment rules as the Committee shall determine.

     (b) Shares of Common Stock awarded in connection with a Stock Unit Award shall be issued for no cash consideration or such minimum consideration as may be required by applicable law.

Section 11.  Other Stock-Based Awards

     (a) Subject to the provisions of the Plan, the Committee may make other awards of Common Stock and other awards that are valued in whole or in part by reference to, or are otherwise based on, Common Stock, including without limitation convertible preferred stock, convertible debentures, exchangeable securities and Common Stock awards or options. Other Stock-Based Awards may be granted either alone or in tandem with other Awards granted under the Plan and/or cash awards made outside of the Plan.

     (b) The Committee may establish performance goals, which may be based on performance goals related to book value, subsidiary performance or such other criteria as the Committee may determine, Restricted Periods, Performance Cycles, conversion prices, maturities and security, if any, for any Other Stock-Based Award. Other Stock-Based Awards may be sold to Participants at the face value thereof or any discount therefrom or awarded for no consideration or such minimum consideration as may be required by applicable law.

Section 12.  Grant of Options to Outside Directors

     (a) Automatic Grant of Options. (i) Immediately following the annual meeting of stockholders each year, each Outside Director of the Company newly elected at or continuing in office after such meeting shall automatically be granted Nonstatutory Stock Options to purchase 6,000 shares of Common Stock.
(ii) Immediately following his or her election, each Outside Director of the Company newly elected to the Board at any point during the year between annual meetings of stockholders shall automatically be granted Nonstatutory Stock Options to purchase 1,500 shares of Common Stock for each calendar quarter beginning before the next anniversary date of the preceding annual meeting of stockholders.

     (b)  Date of Grant.  The "Date of Grant" for Options granted under this
Section 12 shall be (i) the date of the respective annual meeting of stockholders, for each grant pursuant to clause (i) of subsection (a) and (ii) the date of the respective director's election, for each grant pursuant to clause (ii) of subsection (a).

     (c)  Option Price.  The option price for each option granted under this
Section 12 shall be the current fair market value of a share of Common Stock of the Company, which, for this purpose, shall be the last sale price for the Company's Common Stock as reported by the Nasdaq National Market System, or the principal exchange on which the Common Stock is then traded, as the case may be, for the business day immediately preceding the Date of Grant.

     (d) Term of Option. The term of each Option granted under this Section 12 shall be ten years from the Date of Grant.
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     (e)  Exercisability of Options.  Options granted under this Section 12 shall become exercisable, during the optionee's term in office, with respect to 1,500 shares at the beginning of each calendar quarter following the Date of Grant.

     (f) General Exercise Terms. An optionee holding exercisable Options under this Section 12 who ceases to serve as a member of the Board may, during his or her lifetime, exercise the rights he or she had under such Options at such time for the full unexpired term of such Option. Any rights that have not yet become exercisable shall terminate upon cessation of membership on the Board. Upon the death of a director, those entitled to do so shall have the right, at any time within twelve months after the date of death, to exercise in whole or in part any rights that were available to the director at the time of his or her death. The rights of the optionee may be exercised by the optionee's guardian or legal representative in the case of disability and by the beneficiary designated by the optionee in writing delivered to the Company or, if none has been designated, by the optionee's estate or his or her transferee on death in accordance with this Section 12, in the case of death. Options granted hereunder shall terminate, and no rights thereunder may be exercised, after the expiration of the applicable exercise period. Notwithstanding the foregoing provisions of this section, no rights under any Options may be exercised after the expiration of ten years from their Date of Grant.

     (g) Method of Exercise and Payment. Options granted under this Section 12 may be exercised as provided in Section 6(d). Upon receipt of such notice and payment, the Company shall promptly issue and deliver to the optionee (or other person entitled to exercise the Option) a certificate or certificates for the number of shares as to which the exercise is made.

     (h) Merger. In the event of a Change in Control (as defined in Section 13(h)), or a reorganization or liquidation of the Company, any deferred exercise period shall be automatically accelerated and each holder of an outstanding option granted under this Section 12 shall be entitled to receive upon exercise and payment in accordance with the terms of the option the same shares, securities or property as he or she would have been entitled to receive upon the occurrence of such event if he or she had been, immediately prior to such event, the holder of the number of shares of Common Stock purchasable under his or her option; provided, however, that in lieu of the foregoing the Board may upon written notice to each holder of an outstanding option or right under this
Section 12, provide that such option or right shall terminate on a date not less than 20 days after the date of such notice unless theretofore exercised.

Section 13.  General Provisions Applicable to Awards

     (a) Limitations on Grants of Options and SARs.  Subject to adjustment under
Section 5(b), the number of shares subject to Options and SARs granted to any one individual during any fiscal year may not exceed 250,000 shares of Common Stock.

     (b) Transferability. An Award under this Plan may be transferred only to the extent expressly permitted by the Committee and subject to such conditions as the Committee may in its discretion impose.

     (c) Documentation. Each Award under the Plan shall be evidenced by a writing delivered to the Participant specifying the terms and conditions thereof and containing such other
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terms and conditions not inconsistent with the provisions of the Plan as the
Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable tax and regulatory laws and accounting principles.

     (d) Committee Discretion. Each type of Award may be made alone, in addition to or in relation to any other type of Award. The terms of each type of Award need not be identical, and the Committee need not treat Participants uniformly. Except as otherwise provided by the Plan or a particular Award, any determination with respect to an Award may be made by the Committee at the time of award or at any time thereafter.

     (e) Settlement. The Committee shall determine whether Awards are settled in whole or in part in cash, Common Stock, other securities of the Company, Awards or other property. The Committee may permit a Participant to defer all or any portion of a payment under the Plan, including the crediting of interest on deferred amounts denominated in cash and dividend equivalents on amounts denominated in Common Stock.

     (f) Dividends and Cash Awards. In the discretion of the Committee, any Award under the Plan may provide the Participant with (i) dividends or dividend equivalents payable currently or deferred with or without interest, and (ii) cash payments in lieu of or in addition to an Award.

     (g) Termination of Employment. The Committee shall determine the effect on an Award of the disability, death, retirement or other termination of employment of a Participant and the extent to which, and the period during which, the Participant's legal representative, guardian or Designated Beneficiary may receive payment of an Award or exercise rights thereunder.

     (h) Change in Control. In order to preserve a Participant's rights under an Award in the event of a Change in Control (as defined below), the Committee in its discretion may, at the time an Award is made or at any time thereafter, take one or more of the following actions: (i) provide for the acceleration of any time period relating to the exercise or realization of the Award, (ii) provide for the purchase of the Award upon the Participant's request for an amount of cash or other property that could have been received upon the exercise or realization of the Award had the Award been currently exercisable or payable,
(iii) adjust the terms of the Award in a manner determined by the Committee to reflect the Change in Control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable and in the best interests of the Company.

         As used herein, a "Change in Control" of the Company shall be deemed to have occurred upon the occurrence of any of the following:

         (A) Any transaction or series of transactions, as a result of which any "person" (as defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) (a "Person") is or becomes a "beneficial owner" (as defined in Rule 13d-3 under such act), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding voting securities (the "Company's Outstanding Voting Securities"); provided, however, that a
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Change in Control shall not be deemed to have occurred solely because of the acquisition of securities of the Company by (1) one or more employee benefit plans or related trusts established for the benefit of the employees of the Company or any Affiliate of the Company; or (2) any Person when such acquisition
(a) is effected primarily to prevent the Company from being declared insolvent and (b) is approved by the Board of Directors of the Company (the "Board").

          (B) Any change in the membership of the Board such that individuals who are Incumbent Directors (as defined herein) cease for any reason to constitute at least a majority of the Board. The Incumbent Directors shall be
(1) those members of the Board who were Directors as of April 15, 1996 and who have served continuously as Directors since such date, and (2) any other member of the Board who subsequently became a Director and whose election or nomination for election by the Company's stockholders at the beginning of his or her current tenure was approved by a vote of at least a majority of the Directors who were then Incumbent Directors, except that no individual shall be an Incumbent Director if such individual's initial assumption of office as a Director occurred as a result of an actual or threatened election contest with respect to the election or removal of Directors, or other actual or threatened solicitation of proxies or consents, by, or on behalf of, a Person other than the Board.

          (C) The consummation of a reorganization, merger, consolidation, sale or other disposition of all or substantially all of the assets of the Company, or similar transaction (a "Business Combination"), unless all of the following conditions are met:

               (1) the individuals and entities who are the beneficial owners of the Company's Outstanding Voting Securities immediately before the consummation of the Business Combination would beneficially own, directly or indirectly, securities representing more than 50% of the outstanding combined voting power of the voting securities that would be outstanding and entitled to vote generally in the election of the governing body of the corporation or other entity resulting from such Business Combination (including, without limitation, a corporation or other entity that as a result of such transaction would own the Company or all or substantially all of the Company's assets, either directly or through one or more subsidiaries) (the "Resulting Entity"), and the securities of the Resulting Entity that would be owned by such beneficial owners of the Company's Outstanding Voting Securities would be owned by them in substantially the same proportions as they own the Company's Outstanding Voting Securities;

               (2) no Person (excluding any corporation or other entity resulting from such Business Combination, and excluding any employee benefit plan or related trust of the Company or of such corporation or other entity resulting from such Business Combination) would beneficially own, directly or indirectly, 30% or more of the combined voting power of the outstanding voting securities of the Resulting Entity except to the extent that such ownership existed before the Business Combination; and

               (3) at least a majority of the members of the board of directors of the Resulting Entity would be persons who were Incumbent Directors at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination.

          (D) Approval by the Company's stockholders of a liquidation or dissolution of
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the Company (unless the liquidation or dissolution is part of a Business
Combination excepted from clause (C) above).

          (E)  The close of business on the latest of the following dates:

               (1) the date that a tender or exchange offer by any Person (other than the Company, any Affiliate of the Company, or any employee benefit plan or related trust established for the benefit of the employees of the Company or any Affiliate of the Company) that, if consummated, would result in such Person becoming a "beneficial owner" (as defined in clause (A) above), directly or indirectly, of securities of the Company representing thirty percent (30%) or more of the combined voting power of the Company's then outstanding voting securities, is first published or sent or given within the meaning of Rule 14d-2(a) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder;

               (2) the date upon which all regulatory approvals required for the acquisition of securities pursuant to the tender or exchange offer referred to in clause (1) have been obtained or waived; or

               (3) the date upon which any approval of the security holders of the Person publishing or sending or giving the tender or exchange offer referred to in clause (1) required for the acquisition of securities pursuant to such tender or exchange offer is obtained or waived."

     (i) Loans. The Committee may authorize the making of loans or cash payments to Participants in connection with any Award under the Plan, which loans may be secured by any security, including Common Stock, underlying or related to such Award (provided that such Loan shall not exceed the Fair Market Value of the security subject to such Award), and which may be forgiven upon such terms and conditions as the Committee may establish at the time of such loan or at any time thereafter.

     (j) Withholding Taxes. The Participant shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. In the Committee's discretion, such tax obligations may be paid in whole or in part in shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value on the date of delivery. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the Participant.

     (k) Foreign Nationals. Awards may be made to Participants who are foreign nationals or employed outside the United States on such terms and conditions different from those specified in the Plan as the Committee considers necessary or advisable to achieve the purposes of the Plan or to comply with applicable laws.

     (l) Amendment of Award. The Committee may amend, modify or terminate any outstanding Award, including substituting therefor another Award of the same or a different type, changing the date of exercise or realization and converting an Incentive Stock Option to a Nonstatutory Stock Option, provided that the Participant's consent to such action shall be
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required unless the Committee determines that the action, taking into account any related action, would not materially and adversely affect the Participant.

Section 14.   Miscellaneous

     (a) No Right To Employment. Except as provided in Section 12, no person shall have any claim or right to be granted an Award. The grant of an Award shall not be construed as giving a Participant the right to continued employment. The Company expressly reserves the right at any time to dismiss a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

     (b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed under the Plan until he or she becomes the holder thereof. A Participant to whom Common Stock is awarded shall be considered the holder of the Stock at the time of the Award except as otherwise provided in the applicable Award.

     (c) Effective Date.  The Plan became effective on the Effective Date.

     (d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time, subject to any stockholder approval that the Board determines to be necessary or advisable.

     (e) Governing Law. The provisions of the Plan shall be governed by and interpreted in accordance with the laws of Delaware.

                  ____________________________________________

 .    Plan, including merger of 1988 Stock Option Plan, adopted by the Board of
     Directors and approved by the Stockholders on May 19, 1993.
 .    Increase in shares issuable adopted by the Board of Directors April 15,
     1994 and approved by the Stockholders May 25, 1994.
 .    Amendments adopted by the Board of Directors April 15, 1996 and approved by the Stockholders May 23, 1996.
 .    Amendments adopted by the Board of Directors December 9, 1996.
 .    Increase in shares issuable adopted by the Board of Directors February 11,
     1997 and approved by the Stockholders May 23, 1997.
 .    Increase in shares issuable adopted by the Board of Directors April 14,
     1998 and approved by the Stockholders May 21, 1998.
 .    Amendment and restatement, including merger of 1993 Director Stock Option
     Plan, adopted by the Board of Directors April 13, 1999.